Exhibit 10.1

AMENDED & RESTATED

EXPENSE LIMITATION AGREEMENT

This Amended and Restated Expense Limitation Agreement is made as of May 1, 2025 (the “Agreement”), by and between Fidelity Private Credit Fund, a Delaware statutory trust (the “Fund”), and Fidelity Diversifying Solutions LLC, a Delaware limited liability company (the “Adviser”).

WHEREAS, the parties previously entered into an Expense Support and Conditional Reimbursement Agreement dated September 23, 2022, as amended from time to time (the “Prior Agreement”), and wish to amend and restate the Prior Agreement in its entirety;

WHEREAS, the Agreement supersedes the Prior Agreement;

WHEREAS, the Fund is a non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Fund has retained the Adviser to furnish investment advisory services to the Fund on the terms and conditions set forth in the investment advisory agreement entered between the Fund and the Adviser, as may be amended or restated (the “Investment Advisory Agreement”); and

WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund that the Adviser shall pay a portion of the Fund’s Other Operating Expenses (as defined below) to the effect that such expenses do not exceed 0.70% (on annualized basis) of the Fund’s average net assets.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the parties hereby agree as follows:

1. Adviser Expense Payments to the Fund

(a) The Adviser agrees to pay on a monthly basis Other Operating Expenses of the Fund on the Fund’s behalf (each such payment, an “Expense Payment”) such that Other Operating Expenses of the Fund do not exceed 0.70% (on an annualized basis) of the Fund’s average net assets (the “Expense Limitation). For purposes of this Agreement, “Other Operating Expenses” for a class of shares shall consist of the following expenses of the Fund attributable to such class: the Fund’s organization and offering expenses, professional fees (including accounting, legal, and auditing fees), custodian and transfer agent fees, third party valuation agent fees, insurance costs, trustee fees, Administration Fees (as defined in the Fund’s Registration Statement on Form N-2 (the “Registration Statement”)), and other related costs or expenses, but excluding the following: (a) management fees and any incentive fees, if applicable; (b) portfolio transaction and other investment-related costs (including brokerage commissions, dealer and underwriter spreads, prime broker fees and expenses, fees and expenses associated with the Fund’s securities lending program, and dividend expenses related to short sales); (c) interest, financing and structuring costs and other related expenses for borrowings and line(s) of credit; (d) taxes; (e) the Fund’s proportional share of expenses related to co-investments; (f) acquired fund fees and expenses (including fees and expenses associated with a wholly owned subsidiary); (g) Rule 12b-1 fees, if any; (h) expenses of printing and mailing proxy materials to shareholders of the Fund; (i) all other expenses incidental to holding meetings of the Fund’s shareholders, including proxy solicitations therefor; and (j) such non-recurring and/or extraordinary as may arise, including actions, suits or proceedings to which the Fund is or is threatened to be a party and the legal obligation that the Fund may have to indemnify the Fund’s trustees and officers with respect thereto.

(b) The Adviser’s obligation to make an Expense Payment shall automatically become a liability of the Adviser and the Fund’s right to receive an Expense Payment shall be an asset of the Fund on the last calendar day of the applicable month. Any Expense Payment shall be paid by the Adviser to the Fund in any combination of cash or other immediately available funds and/or offset against amounts due from the Fund to the Adviser or its affiliates no later than forty-five days after such obligation was incurred.

(c) The Adviser shall pay or reimburse the Fund any amounts representing fees received by the Adviser for services the Adviser provides to a feeder vehicle that has entered into a separate administration agreement with the Adviser, the Adviser having determined that such fees from the feeder vehicle are reasonably duplicative of fees the Adviser receives under existing Fund service agreements. Any such payments or reimbursements made by the Adviser to the Fund shall not offset Other Operating Expenses under this Agreement and shall not be subject to the Adviser Reimbursement (as defined below).

2. Reimbursement of Expense Payments by the Fund

(a) In consideration of the Adviser’s agreement to make Expense Payments at any time during a fiscal year and to the extent that expenses fall below the Expense Limitation, the Adviser reserves the right to recoup through the end of the fiscal year any expenses that were reimbursed during the fiscal year up to, but not in excess of, the Expense Limitation (an “Adviser Reimbursement”).

(b) The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. In connection with any Reimbursement Payment, the Fund may deliver a notice. The Reimbursement Payment for any calendar month shall be paid by the Fund to the Adviser in any combination of cash or other immediately available funds as promptly as possible following such calendar month and in no event later than forty-five days after the end of such calendar month.

3. Termination and Survival

(a) This Agreement shall continue in force until April 30, 2026 (the “Initial Term”) and shall renew automatically for successive one-year terms after the Initial Term. The Adviser may not terminate this Agreement before a term’s expiration date without the approval of the Fund’s board of trustees. This Agreement may be terminated, without payment of any penalty, by the Fund’s board of trustees at any time.

(b) This Agreement shall automatically terminate in the event of (i) the termination by the Fund of the Investment Advisory Agreement; (ii) the board of trustees of the Fund makes a determination to dissolve or liquidate the Fund; or (iii) upon a quotation or listing of the Fund’s securities on a national securities exchange (including through an initial public offering) or a sale of all or substantially all of the Fund’s assets to, or a merger or other liquidity transaction with, an entity in which the Fund’s shareholders receive shares of a publicly-traded company which continues to be managed by the Adviser or an affiliate thereof.

(c) Sections 3 and 4 of this Agreement shall survive any termination of this Agreement. Notwithstanding anything to the contrary, Section 2 of this Agreement shall survive any termination of this Agreement with respect to any Expense Payments that have not been reimbursed by the Fund to the Adviser.

4. Miscellaneous

(a) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

(b) This Agreement contains the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

(c) Notwithstanding the place where this Agreement may be executed by any of the parties hereto, this Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts. For so long as the Fund is regulated as a business development company under the Investment Company Act, this Agreement shall also be construed in accordance with the applicable provisions of the Investment Company Act. In such case, to the extent the applicable laws of the Commonwealth of Massachusetts or any of the provisions herein conflict with the provisions of the Investment Company Act, the latter shall control. Further, nothing in this Agreement shall be deemed to require the Fund to take any action contrary to the Fund’s Amended and Restated Agreement and Declaration of Trust or By-Laws, as each may be amended or restated, or to relieve or deprive the board of trustees of the Fund of its responsibility for and control of the conduct of the affairs of the Fund.

(d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

(e) The Fund shall not assign this Agreement or any right, interest or benefit under this Agreement without the prior written consent of the Adviser.

(f) This Agreement may be amended in writing by mutual consent of the parties. This Agreement may be executed by the parties on any number of counterparts, delivery of which may occur by facsimile or as an attachment to an electronic communication, each of which shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

FIDELITY PRIVATE CREDIT FUND

By:	/s/ Heather Bonner
Name:	Heather Bonner
Title:	President and Treasurer
Date:	April 17, 2025

FIDELITY DIVERSIFYING SOLUTIONS LLC

By:	/s/ Christopher J. Rimmer
Name:	Christopher J. Rimmer
Title:	Treasurer
Date:	April 17, 2025